EXHIBIT 10 (e)

                             FOURTH AMENDMENT TO
                       EXECUTIVE COMPENSATION AGREEMENT

      This Fourth Amendment to Executive Compensation Agreement (the AThird Amendment@) is made and entered into effective as of June 1, 2001, by and between RAMON D. PHILLIPS (the AExecutive@) and HALLMARK FINANCIAL SERVICES, INC. (the ACompany@).

                                  Recitals:

      WHEREAS, the Company and Executive have entered into an Executive Compensation Agreement dated August 24, 1994, which Executive Compensation Agreement has been amended by a First Executive Compensation Agreement
 Amendment dated August 24, 1995, a Second Amendment to Executive Compensation Agreement dated November 30, 1995, letter agreements dated December 29, 1998 and December 14, 1999, and a Third Amendment to Executive Compensation Agreement dated November 15, 2000 (as amended, the AAgreement@); and

      WHEREAS, the Company and Executive desire to further amend the Agreement as set forth herein;

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive hereby agree as follows:

                                  Amendment:

      1.   Amendment of Article  I.   Article I  of the  Agreement is  hereby
 deleted in its entirety and a new Article I substituted therefor which shall read as follows:

                                  ARTICLE I

                           DUTIES AND COMPENSATION

                               Title and Duties

           1.01 (a) Until December 31, 2001, or such earlier time as he resigns or is removed, the Executive shall serve as Chairman of the Board of Directors of the Company and shall perform all duties and functions reasonably appurtenant to such position, as reasonably directed by the Board of Directors of the Company. During such period, the Executive shall devote his full working time to the performance of such duties, but shall not be required to devote more than 104 hours per calendar quarter to such duties.

                (b) Commencing January 1, 2002, or upon his earlier resignation or removal as Chairman of the Board of Directors, the Executive shall cease to be an executive officer of the Company, but shall continue to be employed by the Company as a management consultant and advisor. In such capacity, the Executive shall be reasonably available to consult with the Board of Directors and executive officers of the Company for a maximum of 65 hours per calendar quarter.

                (c) The Executive need not maintain any specified working hours or days while performing any of his duties hereunder. The Company acknowledges that the Executive may perform a significant portion of his duties from his home.

                                 Base Salary

           1.02 During the period of employment of Executive by the Company, the Board of Directors of the Company, or the Compensation Committee thereof, shall determine the base salary of Executive. Commencing November 15, 2000, and continuing until June 1, 2001, the annualized base salary of Executive shall be not less than $252,495. Commencing June 1, 2001, and continuing until December 31, 2002, the annualized base salary of the Executive shall be not less than $89,000, plus $200.00 per hour devoted to his duties in excess of the requirements set forth in Section 1.01 above.

                                   Bonuses

           1.03 In addition to his base salary, Executive shall be entitled to such cash bonuses as the Board or Compensation Committee shall from time to time determine.

                              Expense Allowances

           1.04 In addition to his base salary and bonuses, Executive shall be provided an automobile allowance of $250 per month. The Company shall also reimburse Executive for all ordinary and necessary business expenses incurred on behalf of the Company in the course of Executive's duties. Such ordinary and necessary business expenses shall include, without limitation, all reasonable expenses incurred in connection with equipping an office in Executive's home.

                       Stock Options and Other Benefits

           1.05 Executive shall be entitled to participate in all stock option and other incentive compensation plans of the Company. Awards to Executive pursuant to such stock option and incentive compensation plans shall be in such amounts as the Board, or the Stock Option Committee or Compensation Committee thereof, shall determine in its sole discretion. Executive shall also be entitled to participate in all other programs and benefits provided by the Company to the same extent as other executive officers of the Company.

      2.   Amendment of Article IV.   Article IV of  the Agreement is  hereby
 deleted in its entirety and a new Article IV substituted therefor which shall read as follows:


                                  ARTICLE IV

                                     TERM

           4.01 The term of this Agreement shall commence on the date hereof and shall continue until December 31, 2002.

      5. Affirmation of Agreement. Except as expressly provide herein, all terms and conditions of the Agreement shall continue in full force and effect.

      EXECUTED to be effective as of the date first set forth above.

 COMPANY:                                EXECUTIVE:

 Hallmark Financial Services, Inc.
                                         _________________________
                                         Ramon D. Phillips
 By:    ______________________

 Name:  ______________________

 Title: ______________________